As filed with the Securities and Exchange Commission on September 18, 2009
Registration Statement No. 333-160481

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
to
Form S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Foursquare Capital Corp.
(Exact name of registrant as specified in its governing instruments)

1345 Avenue of the Americas
New York, New York 10105
(212) 969-1646
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Jonathan Sobel
c/o Foursquare Capital Corp.
1345 Avenue of the Americas
New York, New York 10105
(212) 969-1646
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Steven T. Kolyer, Esq. Kathleen L. Werner, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 Tel (212) 878-8000 Fax (212) 878-8375	Valerie Ford Jacob, Esq. Paul D. Tropp, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Tel (212) 859-8000 Fax (212) 859-4000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 5 to the registration statement is solely to file exhibits to the registration statement as set forth below in Item 36(b) of Part II.

PART II
Item 31. Other Expenses of Issuance and Distribution.
Item 36. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-10.7
EX-10.8
EX-10.10

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table shows the fees and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts are estimated except the SEC registration fee, the Financial Industry Regulatory Authority, Inc. filing fee and the NYSE listing fee.

Securities and Exchange Commission registration fee	$32,085
Financial Industry Regulatory Authority, Inc. filing fee	58,000
NYSE listing fee	175,500
Legal fees and expenses (including Blue Sky fees)	1,000,000
Accounting fees and expenses	135,000
Printing and engraving expenses	175,000
Transfer agent fees and expenses	5,000
Miscellaneous	419,415

Total	$2,000,000

Item 36.	Financial Statements and Exhibits.

(a) Financial Statements.   See page F-1 to Amendment No. 4, previously filed on September 14, 2009, for an index to the financial statement included in the registration statement.

(b) Exhibits.  The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit
Number		Exhibit Description

1	.1**	Form of Purchase Agreement among Foursquare Capital Corp. and the underwriters named therein
3	.1*	Articles of Amendment and Restatement of Foursquare Capital Corp.
3	.2*	Amended and Restated Bylaws of Foursquare Capital Corp.
4	.1*	Specimen Common Stock Certificate of Foursquare Capital Corp.
5	.1**	Opinion of Clifford Chance US LLP (including consent of such firm)
8	.1**	Tax Opinion of Clifford Chance US LLP (including consent of such firm)
10	.1*	Form of Private Placement Purchase Agreement between Foursquare Capital Corp. and the concurrent private placement purchasers named therein
10	.2*	Form of Registration Rights Agreement between Foursquare Capital Corp. and the concurrent private placement purchasers named therein
10	.3+	Form of Amended and Restated Limited Liability Company Agreement of Foursquare Capital Management, LLC
10	.4+	Form of Management Agreement between Foursquare Capital Corp. and Foursquare Capital Management, LLC
10	.5+	Form of Advisory Agreement between Foursquare Capital Management, LLC and AllianceBernstein L.P.
10	.6+	Form of Sub-Advisory Agreement among AllianceBernstein L.P., Greenfield Advisors, LLC and Foursquare Capital Management, LLC
10	.7+	Form of Sub-Advisory Agreement among AllianceBernstein L.P., Rialto Capital Management, LLC and Foursquare Capital Management, LLC

Exhibit
Number		Exhibit Description

10	.8+	Form of Consulting Agreement among AllianceBernstein L.P., Flexpoint Ford, LLC and Foursquare Capital Management, LLC
10	.9**	Form of Master Services Agreement between Foursquare Capital Corp. and Clayton Holdings LLC
10	.10+	Form of Administrative Services Agreement between Foursquare Capital Management, LLC and AllianceBernstein L.P.
10	.11*	Form of 2009 Equity Incentive Plan of Foursquare Capital Corp.
10	.12*	Form of Restricted Common Stock Award Agreement
10	.13*	Form of Stock Option Award Agreement
23	.1**	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
23	.2**	Consent of Clifford Chance US LLP (included in Exhibit 8.1)
23	.3*	Consent of PricewaterhouseCoopers LLP
99	.1*	Consent of Independent Director Nominee Rhodes R. Bobbitt
99	.2*	Consent of Independent Director Nominee Kerry Kennedy
99	.3*	Consent of Independent Director Nominee Jeanette Loeb
99	.4**	Consent of Chairman Nominee Peter Kraus
99	.5*	Consent of Director Nominee Gerald J. Ford
99	.6*	Consent of Director Nominee Eugene A. Gorab
99	.7**	Consent of Director Nominee Jeffrey P. Krasnoff

+	Filed herewith.

*	Filed previously.

**	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 18, 2009.

Foursquare Capital Corp.

By:	/s/ Jonathan Sobel
Jonathan Sobel
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures		Title	Date

By:	/s/ Jonathan Sobel Jonathan Sobel	Chief Executive Officer (principal executive officer)	September 18, 2009

By:	/s/ Jeffrey Phlegar Jeffrey Phlegar	Director	September 18, 2009

EXHIBIT INDEX

Exhibit
Number		Exhibit Description

1	.1**	Form of Purchase Agreement among Foursquare Capital Corp. and the underwriters named therein
3	.1*	Articles of Amendment and Restatement of Foursquare Capital Corp.
3	.2*	Amended and Restated Bylaws of Foursquare Capital Corp.
4	.1*	Specimen Common Stock Certificate of Foursquare Capital Corp.
5	.1**	Opinion of Clifford Chance US LLP (including consent of such firm)
8	.1**	Tax Opinion of Clifford Chance US LLP (including consent of such firm)
10	.1*	Form of Private Placement Purchase Agreement between Foursquare Capital Corp. and the concurrent private placement purchasers named therein
10	.2*	Form of Registration Rights Agreement between Foursquare Capital Corp. and the concurrent private placement purchasers named therein
10	.3+	Form of Amended and Restated Limited Liability Company Agreement of Foursquare Capital Management, LLC
10	.4+	Form of Management Agreement between Foursquare Capital Corp. and Foursquare Capital Management, LLC
10	.5+	Form of Advisory Agreement between Foursquare Capital Management, LLC and AllianceBernstein L.P.
10	.6+	Form of Sub-Advisory Agreement among AllianceBernstein L.P., Greenfield Advisors, LLC and Foursquare Capital Management, LLC
10	.7+	Form of Sub-Advisory Agreement among AllianceBernstein L.P., Rialto Capital Management, LLC and Foursquare Capital Management, LLC
10	.8+	Form of Consulting Agreement among AllianceBernstein L.P., Flexpoint Ford, LLC and Foursquare Capital Management, LLC
10	.9**	Form of Master Services Agreement between Foursquare Capital Corp. and Clayton Holdings LLC
10	.10+	Form of Administrative Services Agreement between Foursquare Capital Management, LLC and AllianceBernstein L.P.
10	.11*	Form of 2009 Equity Incentive Plan of Foursquare Capital Corp.
10	.12*	Form of Restricted Common Stock Award Agreement
10	.13*	Form of Stock Option Award Agreement
23	.1**	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
23	.2**	Consent of Clifford Chance US LLP (included in Exhibit 8.1)
23	.3*	Consent of PricewaterhouseCoopers LLP
99	.1*	Consent of Independent Director Nominee Rhodes R. Bobbitt
99	.2*	Consent of Independent Director Nominee Kerry Kennedy
99	.3*	Consent of Independent Director Nominee Jeanette Loeb
99	.4**	Consent of Chairman Nominee Peter Kraus
99	.5*	Consent of Director Nominee Gerald J. Ford
99	.6*	Consent of Director Nominee Eugene A. Gorab
99	.7**	Consent of Director Nominee Jeffrey P. Krasnoff

+	Filed herewith.

*	Filed previously.

**	To be filed by amendment.